EXHIBIT 5.1
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                                 March 31, 2004

Carnival Corporation
3655 N.W. 87th Avenue
Miami, FL 33178-2428

                       REGISTRATION STATEMENT ON FORM S-4
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Dear Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-4 (the "Registration Statement") of Carnival Corporation, a Panamanian corporation (the "Company"), and Carnival plc, a public limited company existing under the laws of England and Wales (the "Guarantor"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of certain of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company's 3.75% Senior Notes due 2007 (the "Exchange Notes") and the guarantee of the Exchange

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Carnival Corporation                                                           2


Notes by the Guarantor (the "Guarantee" and, together with the Exchange Notes, the "Securities").

         The Exchange Notes are to be offered in exchange for the Company's $550,000,000 aggregate principal amount of outstanding 3.75% Senior Notes due 2007 (the "Initial Notes") issued and sold by the Company on November 10, 2003 in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture (the "Indenture"), dated as of April 25, 2001, between the Company and U.S. Bank National Association, as trustee, as supplemented by a fourth supplemental indenture dated as of November 10, 2003 (the "Supplemental Indenture") between those same parties.

         In connection with the furnishing of this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1.       the Registration Statement;

         2.       the Indenture, included as Exhibit 4.1 to the Registration
Statement;

         3. the Supplemental Indenture, including as an exhibit thereto the form of the Securities, included as Exhibit 4.2 to the Registration Statement; and

         4. the Registration Rights Agreement, dated as of November 10, 2003, among the Company, the Guarantor, P&O Princess Cruises International Limited and the initial purchasers named therein.

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Carnival Corporation                                                           3


         In addition, we have examined those certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Guarantor made in the Documents and upon certificates of public officials and the officers of the Company and the Guarantor.

         In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Securities will be issued as described in the Registration Statement and (ii) that the Securities will be in substantially the form attached to the Supplemental Indenture and that any information omitted from such form will be properly added. With regard to certain matters of Panamanian law, we have relied, with the Company's permission, upon the opinion of Tapia Linares y Alfaro filed as
Exhibit 5.2 to the Registration Statement.

         Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that when duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the

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Carnival Corporation                                                           4


Registration Statement and in accordance with the terms of the Indenture and the Supplemental Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The opinion expressed above is limited to the laws of the State of New York. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under those laws, that are currently in effect. We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                        Very truly yours,

                       /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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                           PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP